Exhibit 10.16

HOLMES FUNDING LIMITED

REPORT AND ACCOUNTS

FOR THE YEAR ENDED 31 DECEMBER 2004

Registered in England and Wales No. 3982428

HOLMES FUNDING LIMITED
Report of the directors

The Directors submit their report together with the accounts for the year ended 31 December 2004.

1. Principal activity and review of the year

The principal activity of the Company is to acquire an interest in a portfolio of mortgage loans and enter into financial arrangements with other group companies in that connection. No future changes are envisiged.

The Company invests in beneficial interests in the assets of Holmes Trustees Limited (“the Trust”), which assets comprise mortgage loans secured on residential property in England, Scotland and Wales. The Company receives a share of income from the Trust in proportion to its share of the total mortgage assets of the Trust.

During the year the Company purchased a further beneficial interest in the assets of the Trust of £3.9 billion on 1 April. This purchase was financed by a loan from Holmes Financing (No. 8) plc. Holmes Trustees Limited and Holmes Financing (No. 8) plc are both group undertakings.

2. Results and dividends

The profit for the year on ordinary activities after tax amounted to £12,287,000 (2003 - loss £5,011,000).

The Directors do not recommend the payment of a dividend (2003 - £nil).

The retained profit of £12,287,000 (2003 - loss £5,011,000) has been transferred to reserves.

The profit in the year has arisen as a result of the change in provisions made against the Company's investment. On the release or utilisation of this provision in future years, the Directors anticipate that the Company will continue to make a profit.

3. Directors and their interests

The directors who served throughout the year, except as noted, were:

Mr D M Green
Mr M McDermott
SPV Management Limited

At the year-end and the previous year-end, Holmes Holdings Limited held one share in the Company. Holmes Holdings Limited and M. McDermott jointly held the other share.

SPV Management Ltd and M. McDermott held one share in the holding company, Holmes Holdings Limited, at the year-end. The other share in Holmes Holdings Limited was held by SPV Management Limited. M. McDermott is also a Director of SPV Management Limited.

None of the other Directors had a beneficial interest in the shares of the Company, or of the holding company, Holmes Holdings Limited, and its subsidiaries at the year-end.

4. Directors' responsibility in respect of the preparation of accounts

The Directors are required by UK company law to prepare financial statements for each financial year that give a true and fair view of the state of affairs of the Company as at the end of the financial year and the profit or loss for that period.

The Directors confirm that suitable accounting policies have been used and applied consistently and that reasonable and prudent judgements and estimates have been made in the preparation of the financial statements for the year ended 31 December 2004. The Directors also confirm that applicable accounting standards have been followed and that the statements have been prepared on the going concern basis.

The Directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for the Company’s system of internal control and for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

5. Going concern

The Directors confirm that they are satisfied that Holmes Funding Ltd has adequate resources to continue in business for the foreseeable future. For this reason, they continue to adopt a going concern basis in preparing the financial statements.

6. Auditors

The Company has elected to dispense with the obligation to appoint auditors annually and, accordingly Deloitte & Touche LLP will be the auditors of the Company for the forthcoming financial year under the provisions of section 386 (2) of the Companies Act 1985.

By Order of the Board

/s/ Karen Carson
For and on behalf of
Abbey National Secretariat Services Limited
Company Secretary
17 June 2005

Registered Office Address:

Abbey National House
2 Triton Square
Regent’s Place
London
NW1 3AN

INDEPENDENT AUDITORS’ REPORT TO THE MEMBERS OF HOLMES FUNDING LIMITED

We have audited the financial statements of Holmes Funding Limited for the year ended 31 December 2004 which comprise the profit and loss account, the balance sheet and the related notes 1 to 16. These financial statements have been prepared under the accounting policies set out therein.

Respective responsibilities of Directors and auditors

As described in the statement of Directors’ responsibilities, the Company’s Directors are responsible for the preparation of the financial statements in accordance with applicable United Kingdom law and accounting standards. Our responsibility is to audit the financial statements in accordance with relevant United Kingdom legal and regulatory requirements and auditing standards.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report if, in our opinion, the Directors’ report is not consistent with the financial statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding Directors’ remuneration and transactions with the Company is not disclosed.

We read the Directors’ report for the above year and consider the implications for our report if we become aware of any apparent misstatements.

Basis of audit opinion

We conducted our audit in accordance with United Kingdom auditing standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the Company’s circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion, we also evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements give a true and fair view of the state of the Company’s affairs as at 31 December 2004 and of its profit for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

Date: 17 June 2005

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Chartered Accountants and Registered Auditors
London

HOLMES FUNDING LIMITED

Profit and loss account
For the year ended 31 December 2004

	Note	2004	2003
		£'000	£'000

Interest receivable and similar income	2	804,668	650,204
Interest payable	3	(752,827)	(599,306)

Net interest income		51,841	50,898

Administrative expenses		(51,640)	(50,440)
Provision against investment in Trust property	6	17,362	(7,618)

OPERATING PROFIT/(LOSS) ON ORDINARY ACTIVITIES BEFORE TAXATION	4	17,563	(7,160)

Tax (charge)/credit on profit/(loss) on ordinary activities	5	(5,268)	2,149

PROFIT/(LOSS) ON ORDINARY ACTIVITIES AFTER TAXATION AND RETAINED FOR THE YEAR	13	12,295	(5,011)

Profit and loss account brought forward		(15,270)	(10,259)

Profit and loss account carried forward		(2,975)	(15,270)

There are no recognised gains or losses in either the current or previous financial years other than the profit for the financial year and loss for the prior year and therefore no statement of total recognised gains and losses is required.

There is no difference between the profit on ordinary activities before taxation and the retained profit for the year and the increase from the prior year stated above and their historical cost equivalents.

All transactions are derived from continuing operations.

HOLMES FUNDING LIMITED

Balance sheet
As at 31 December 2004

	Note	2004	2003
		£'000	£'000

FIXED ASSETS
Beneficial interest in mortgage portfolio	6	13,168,370	13,341,978

CURRENT ASSETS
Debtors	7	27,670	24,751
Deferred taxation asset	9	1,372	6,618
Cash at bank and in hand	8	2,890,818	1,200,597

		2,919,860	1,231,966

CREDITORS - amounts falling due within one year	10	1,362,140	743,837

NET CURRENT ASSETS		1,557,720	488,129

TOTAL ASSETS LESS CURRENT LIABILITIES		14,726,090	13,830,107

CREDITORS - amounts falling due after more than one year	11	14,729,065	13,845,377

NET LIABILITIES		(2,975)	(15,270)

CAPITAL AND RESERVES

Called up share capital	12	-	-
Profit and loss account		(2,975)	(15,270)

EQUITY SHAREHOLDERS' FUNDS	13	(2,975)	(15,270)

The financial statements on pages 5 to 10 were approved by the Board of Directors on 17 June 2005.

Signed on behalf of the Board of Directors

M McDermott
Director

HOLMES FUNDING LIMITED

NOTES TO THE ACCOUNTS FOR THE YEAR ENDED 31 DECEMBER 2004

1. Accounting Policies

Basis of accounting
The accounts have been prepared under the historical cost convention and in accordance with applicable United Kingdom law and accounting standards. The particular accounting policies adopted are described below:

Presentation of profit and loss account
Due to the nature of the business the Directors are of the opinion that it is more appropriate to use net interest income rather than turnover in presenting the profit and loss account.

Interest receivable
 Interest receivable is recognised on an accrual basis.

Fixed assets
 Investments held as fixed assets are stated at cost less provision for any impairment.

Provisions
Specific provisions are made against loans and advances which comprise the Trust property in which the Company has a beneficial interest, when, as a result of regular appraisals of the assets, it is considered that recovery is doubtful. A general provision is made against loans and advances to cover bad and doubtful debts that have not been separately identified but which are know from experience to be present in any portfolio of loans and advances. The specific and general provisions are deducted from loans and advances. Provisions made during the year, less amounts released and recoveries of amounts written off in previous years are charged to the profit and loss account.

Deferred consideration
Deferred consideration is payable to the originator of the loans and advances to customers, which is based upon the profitability of the Company before the charge for the general provision for bad and doubtful debts. This has resulted in a loss to date, however the directors anticipate that the Company will make a profit over the life of the mortgage portfolio.

Value added tax
Value added tax is not recoverable by the Company and is included with it's related cost.

Derivatives
Transactions are undertaken in derivative financial instruments, “derivatives”, which include interst rate swaps. Derivatives are entered into for the purpose of eliminating risk from potential movements in interest rates inherent in the Company's non-trading assets and liabilities. Non-trading assets and liabilities are those intended for use on a continuing basis in the activities of the Company.

A derivative is designated as non-trading where there is an offset between the effects of potential movements in market rates of the derivative and the designated asset or liability being hedged. Non-trading derivatives are reviewed regularly for their effectiveness as hedges. Non-trading derivatives are accounted for on an accruals basis, consistent with the asset or liability being hedged. Income and expense on non-trading derivatives are recognised as they accrue over the life of the instruments as an adjustment to interest receivable or payable.

Cash flow statement
The Company is a wholly owned subsidiary of Holmes Holdings Limited, a Company incorporated in Great Britain. Accordingly the Company is not required to produce a cash flow statement as prescribed in paragraph 5 (a) of FRS1 (revised 1996), “Cash flow statements”.

Deferred taxation
Deferred taxation is provided on all timing differences that have not reversed before the balance sheet date at the rate of tax expected to apply when those timing differences will reverse. Deferred tax assets are recognised to the extent that they are regarded as recoverable.

Costs relating to acquisition
Costs relating to acquisition of the Trust asset are deferred and charged over the period in which interest is earned on the asset.

2. Interest receivable and similar income

	2004	2003
	£'000	£'000

Income from beneficial interest in mortgage portfolio	742,873	708,024
Expense from derivatives used to hedge beneficial interest in mortgage portfolio	(4,130)	(91,841)
Bank interest receivable	65,925	34,021

	804,668	650,204

The mortgage portfolio is held on trust by Holmes Trustees Limited, a group undertaking.

All of the income is derived from one geographical segment.

3. Interest payable

	2004	2003
	£'000	£'000

Interest payable on loans from group undertakings	749,606	596,486
Interest payable on start-up loans	3,221	2,820

	752,827	599,306

4. Profit/(loss) on ordinary activities before taxation

Loss on ordinary activities before taxation is stated after charging:

	2004	2003
	£'000	£'000

Auditors' remuneration - audit fees	127	107

The Company had no employees (2003: none) other than its Directors.

No emoluments were paid to the Directors by the Company during the year (2003: £nil).

5. Tax charge/(credit) on profit/(loss) on ordinary activities

	2004	2003
	£'000	£'000

UK Corporation Tax for the year at 30% (2003: 30%)	22	20
Deferred taxation	5,246	(2,169)

Tax charge/(credit)	5,268	(2,149)

The Company pays corporation tax at 30% with marginal relief.

The tax charge in the year arises due to the disallowable general provision on the Trust mortgage income.

The tax assessed for the year is lower than the standard 30% rate of corporation tax in the UK. The differences are explained below:

Profit on ordinary activities before tax	17,563	(7,160)

Tax at 30% (2003: 30%)	5,268	(2,148)
Non tax-deductable general provisions	(5,246)	2,169
Benefit of small companies corporation tax rate	–	(1)

Current tax charge for the year	22	20

6. Beneficial interest in mortgage portfolio

	2004	2003
	£'000	£'000

Cost:
At 1 January	13,364,715	13,694,537
Additions	3,983,790	2,403,550
Capital repayments	(4,174,679)	(2,733,372)

At 31 December	13,173,826	13,364,715

Provisions:
At 1 January
General	22,061	14,831
Specific	676	222
Transfer from profit and loss account	(17,362)	7,618
Irrecoverable amounts written back/(off)	81	66

At 31 December	5,456	22,737

Being:
General	4,570	22,061

Specific	886	676

	5,456	22,737
Net book value:
At 31 December	13,168,370	13,341,978

Repayable:
On demand or at short notice	46,164	29,808
In not more than three months	15,145	36,913
In more than three months but not more than one year	229,763	219,416
In more than one year but not more than five years	1,458,608	1,319,525
In more than five years	11,424,146	11,759,053

At 31 December 2004	13,173,826	13,364,715

Fixed rate	2,784,954	2,380,538
Variable rate	10,388,872	10,984,177
Less: provisions (see note 4)	(5,456)	(22,737)

	13,168,370	13,341,978

The mortgage portfolio in which the Company holds a beneficial interest is held on trust for the Company and the originator of the mortgage loans by Holmes Trustees Limited, a group undertaking. During the year the company increased its interest in the Trust property in one tranche. The mortgage loans are secured on residential property in England and Wales. At 31 December 2004 the total mortgage asset held on trust for the beneficiaries amounted to £28,987,230,878 (2003 - £23,162,383,000).

7. Debtors

	2004	2003
	£'000	£'000

Other debtors	23,646	24,751
Accrued interest receivable	4,024	-

8. Cash at Bank and in Hand

	2004	2003
	£'000	£'000

Guaranteed Investment Contract	2,050,263	1,182,231
Share of Trust cash	840,555	18,366

	2,890,818	1,200,597

The Guaranteed Investment Contract pays interest based on LIBOR.

9. Deferred taxation asset

	2004	2003
	£'000	£'000

As at 1 January	6,618	4,449
Transfer to profit and loss account	(5,246)	2,169

As at 31 December	1,372	6,618
Provided on:
General provision against beneficial interest in mortgage portfolio	1,372	6,618

The deferred tax asset has been recognised under FRS 19 (Deferred tax) since it is considered more likely than not that there will be sufficient future profits against which the future reversal of the general provision can be deducted.

10. Creditors : amounts falling due within one year

	2004	2003
	£'000	£'000

Loans from group undertakings	1,001,462	482,320
Amounts due to group undertakings	177,655	129,940
Corporation tax	22	20
Other creditors	183,001	120,787
Accrued interest payable	–	10,770

	1,362,140	743,837

11. Creditors : amounts falling due after more than one year

	2004	2003
	£'000	£'000

Loans from group undertakings	14,508,861	13,627,717
Start-up loans	33,980	74,546
Other creditors	186,224	143,114

	14,729,065	13,845,377

The amounts are repayable as follows:

Due 2 - 5 years	5,623,173	4,566,917
Due over 5 years	9,105,892	9,278,460

Total	14,729,065	13,845,377

Interest payable on the loans from group undertakings and the start-up loans is based on LIBOR. Amounts due over 5 years are paid in order of priority when cash is available after other commitments have been fulfilled.

12. Share capital

	2004	2003
	£'000	£'000

Authorised:
100 Ordinary shares of £1 each	100	100

Allotted and called up:
2 Ordinary shares of £1 each	2	2

13. Reconciliation of movements in shareholders' funds

	2004	2003
	£'000	£'000

Opening shareholders' funds	(15,270)	(10,259)
Retained profit for the year	12,295	(5,011)
Closing shareholders' funds	(2,975)	(15,270)

14. Capital Commitments and Contingent Liabilities

There were no outstanding capital commitments or contingent liabilities at 31 December 2004 and 2003.

15. Related party disclosures

The Company has taken advantage of the exemption covered by paragraph 3 (c) of FRS8 'Related Party Disclosures' not to disclose transactions with entities that are part of the Holmes Group.

16. Parent Undertaking and Controlling Party

The immediate parent of the Company is Holmes Holdings Limited, a company incorporated in Great Britain and registered in England and Wales, which prepares the only accounts into which the Company is consolidated.

SPV Management Limited, a company incorporated in Great Britain and registered in England and Wales, holds all of the shares in the Company (one jointly with M McDermott as nominee) as trustee under a discretionary charitable trust dated 17 February 1999 for the benefit of nurses employed in the UK and for charities.

The administration, operations, accounting and financial reporting functions of the Company are performed by Abbey National plc, which is incorporated in Great Britain. During the year, Abbey National plc has delegated administration and servicing functions in respect of the loans on behalf of the mortgages' trustee and the beneficiaries to a service provider.